Cerner
Corporation



                 CERNER ASSOCIATE EMPLOYMENT AGREEMENT


This Cerner Associate Employment Agreement describes the formal employment relationship between


                             E. H. Devanny, III
                           ----------------------
                           ASSOCIATE (Print Name)


            and Cerner Corporation, a Delaware corporation

This  Agreement is effective on the 13th day of August, 1999.
                                   -----        ------


1.   CERNER'S LETTER OFFERING EMPLOYMENT TO YOU.
     ------------------------------------------

     At the time you accepted employment with Cerner, you received an offer letter outlining or confirming the specifics of Cerner's offer of employment to you. The position, terms, compensation, benefits and other provisions of that offer letter represent the initial conditions of your Cerner employment. The offer letter is incorporated into this Agreement as Attachment I. Any amendments or changes to the offer letter are included as part of Attachment II to this Agreement, and supersede the terms in the offer letter. Cerner reserves the right to modify at anytime the conditions of your employment by Cerner.

2.   EMPLOYMENT RELATIONSHIP.
     -----------------------

         A.  Formation.  By signing this Agreement, you represent
             ---------
         that  every  material fact contained in your resume  and
         application for employment with Cerner is true and accurate to the best of your knowledge and belief. You also agree that falsification of your resume or application is grounds for immediate discharge.

         B.    Type.   To  the  extent  permitted  by  law,  your
               ----
         employment relationship with Cerner is "at will", which means that you may resign from Cerner at any time, for any reason, or for no reason at all, and without advance notice (except as described below). It also means that Cerner may terminate your employment at any time, for any legally permitted reason, or for no reason at all, and without advance notice.

         C.  Resignation and Termination.  You agree to cooperate
             ---------------------------
         with Cerner by participating fully in an exit interview in the event you leave the employ of Cerner. You agree to give Cerner written notice of your intention to resign from employment at least ten (10) business days prior to the last day you intend to work at Cerner. To facilitate the provisions of paragraphs 7 and 8 of this agreement, you also agree to report to Cerner, in conjunction with your written notice of intent, the identity of your new employer (if any) and the nature of your proposed duties for that employer. Cerner, however, reserves the right either to accelerate your intended effective termination date to an earlier actual date or to allow your intended effective termination date to stand. If you resign, however, with fewer than ten (10) business days notice, or if you actually leave Cerner's employ prior to expiration of the ten business days notice period and without the permission of Cerner, then you agree that (to the extent permitted by law) no vacation pay, salary or other compensation otherwise due, from the date of your resignation notice until the time of your approved effective termination date, will be owed or paid to you by Cerner. Failure to provide a two-week notice period may affect your future rehire ability with Cerner.

         If you voluntarily resign and give proper notice as outlined above and Cerner elects to accelerate your effective termination date to a date less than two (2) weeks from the date of your notice, Cerner will continue to pay your base salary through the remainder of such two (2) week period.

         In the event your voluntary or involuntary termination occurs during a performance period associated with a documented bonus or incentive compensation plan, any final payments to you as a result of your participation in such plan will be determined by the documented procedures of the plan.

         In the event Cerner terminates your employment, Cerner reserves the right to set the effective date of such termination. Upon your resignation or the termination of your employment, you agree to promptly execute a Termination Statement in the form of Attachment III.

         D.  Severance Payments. If Cerner terminates your employ
             ------------------
         ment (and unless the termination was due to your dishonesty, illegal conduct, or breach of Cerner's policy or this Agreement), Cerner will pay you a minimum of six (6) months severance pay (based on your annualized base salary amount at the time of your involuntary termination), less appropriate payroll deductions, payable on Cerner's regular paydays. In addition, Cerner will increase the severance period beyond the minimum six (6) month period at the rate of two (2) additional months for each one (1) month that you are employed by Cerner, up to a maximum duration (the original six (6) month period plus any extension) of two (2) years. Additionally, at Cerner's sole discretion and option, Cerner may increase the severance period beyond that set forth in the preceding sentence up to a maximum aggregate duration of two (2) years (the original six (6) month period, plus any extension, plus any election by Cerner to extend). You understand and agree that the extension by Cerner of the period of your severance compensation will also extend the period of time of your non-competition obligations under Paragraph
         7. You also understand and agree that, at Cerner's sole discretion and option, Cerner may elect to make any severance payment, or any part thereof, in a lump sum payment as opposed to making such payment on Cerner's regular paydays. Any such lump sum payment shall have no effect upon your obligations to comply with your non-competition obligations under Paragraph 7. Notwithstanding the foregoing, it is not the intent of either of us that you continue to receive any severance payments (if applicable) after you have accepted other employment after leaving Cerner. You agree to immediately notify Cerner if you accept other employment during the severance and non-competition period provided for by this Paragraph 2 and Paragraph 7. Cerner's obligations to make any further severance payments hereunder shall immediately cease upon your commencement of employment of a new employer, but your obligations of non-competition under Paragraph 7 shall continue pursuant to such terms.

         E.   Relocation Costs and Other Payments.  If Cerner has
              -----------------------------------
         compensated you for certain costs associated with any relocation which may be required as a prerequisite to your being hired into a position with Cerner, all such compensation shall be made according to Cerner's published relocation policy. Such compensation, along with any signing bonus and grant of stock options will be made in consideration for your agreement to serve in the position for which you were relocated for at least two years. If
         (i) you voluntarily resign from employment with Cerner (for reasons other than a Change in Control, as defined in your stock option grant letter) within two (2) years of the date your move is complete or (ii) Cerner
         terminates  your  employment due  to  your   dishonesty,
         illegal conduct, or breach of Cerner policy or this Agreement within two (2) years of the date your move is
         complete         and     (A)     you      received     a
         signing bonus from Cerner, and/or (B) you have realized any profit from the exercise of stock options granted to you by Cerner and/or (C) Cerner has compensated you for any relocation expenses or otherwise reimbursed to you any sums of money pursuant to Cerner's relocation policy, then you agree that you shall repay such sums to Cerner in their entirety.

         F.   SALES  ASSOCIATE/CERNER CONSULTING PROVISIONS.   If
              ---------------------------------------------
         you  are  employed by Cerner in a sales capacity  or  in
         certain Cerner Consulting roles, additional provisions incorporated as Attachment IV to this Agreement are applicable to your employment relationship.

3.   AGREEMENT NOT TO DISCLOSE OR TO USE CONFIDENTIAL INFORMATION.
     ------------------------------------------------------------

     You agree that you will forever maintain the confidentiality of Confidential Information. You will never disclose Confidential Information except to persons who have both the right and need to know it, and then only for the purpose and in the course of performing Cerner duties, or of permitting or assisting in the authorized use of Cerner products and services. In the event your employment with Cerner terminates (voluntarily or involuntarily), you will promptly deliver to Cerner all Confidential Information.

4.   NON-CERNER EMPLOYMENT.
     ---------------------

     Except for those part-time associates, hired to work less than 40 hours per week, employment at Cerner is a full-time responsibility. As a full-time associate, it is Cerner's expectation that you devote your full time and attention to meet your Cerner responsibilities and that you will not engage in any other employment activities which would detract from or conflict with your ability to carry out your duties at Cerner. If you are a part-time associate, it is Cerner's expectation that you will not engage in other employment activities that would detract from or conflict with your ability to carry out your part-time duties at Cerner.

5.   NEW PRODUCTS AND IDEAS.
     ----------------------

     With respect to New Products and Ideas that you develop, author, or conceive while employed at Cerner, plus for one year thereafter, you agree to keep accurate, complete and timely records of such New Products and Ideas, and will promptly disclose and fully describe such New Products and Ideas in writing to Cerner.

     You agree to assign and transfer to Cerner, without further consideration, your entire right, title and interest in and to all such New Products and Ideas. You waive any and all moral rights which you otherwise would have in any New Products and Ideas.

     You agree to execute promptly at Cerner's expense, a written assignment of title to Cerner, and all letters (and applications for letters) of patent and copyright, in all countries, for any New Products or Ideas required to be assigned by this Agreement. You also agree to assist Cerner or its nominee in every reasonable way (at Cerner's request and expense, but at no charge to Cerner), both during and after your time of employment at Cerner, in vesting and defending title to the New Products and Ideas in and for Cerner, in any and all countries, including the obtainment and preservation of patents, copyrights, trade secrets and other proprietary rights.

     This Section does not apply to your new products and ideas which do not relate directly to the business of Cerner, and which are developed entirely on your own time.

6.   PRIOR INVENTIONS.
     ----------------

     Any and all patented and unpatented inventions, new products and ideas which you made prior to your employment by Cerner are excluded from the scope of this Agreement and are documented on Attachment V, Inventory of Prior Inventions.

7.   NON-COMPETITION AND NON-SOLICITATION
     ------------------------------------

     For a period of two (2) years after the voluntary or involuntary termination of your employment with Cerner:

     A. You will tell any prospective new employer, prior to accepting employment, that this Employment Agreement exists.

     B. (i) For a period of two (2) years after the voluntary termination of your employment with Cerner or your termination for dishonesty, illegal conduct or breach of Cerner's policy or this Agreement or, (ii) in the event Cerner terminates your employment (unless the termination was due to your dishonesty, illegal conduct or breach of Cerner's policy or this Agreement), for the period you are paid severance pursuant to Paragraph 2 (including any time that you would have been paid sever-ance pursuant to Paragraph 2 but for the fact you commenced employment with a new employer), you will not provide services directly or indirectly related to your employment at Cerner to any Conflicting Organization in the United States or in any country in which Cerner has a business interest.

     C. Notwithstanding the foregoing, nothing contained in this Paragraph 7 shall prohibit you (after your termination of employment with Cerner) from taking a position with a general consulting organization whose only Conflicting Product is the provision of consulting services to the healthcare industry, so long as you personally do not thereby provide or assist in providing consulting services to a Client with respect to any Cerner product, process or service or any Conflicting Product.

     D. You agree not, on behalf of yourself or on behalf of any other person, entity, or organization, to employ, solicit for employment, or otherwise seek to employ or retain any Cerner associate or employee, or any employee of a Cerner client company, or in any way assist or facilitate any such employment, solicitation, or retention effort.

8.   [Omitted].

9.   PUBLICITY RELEASE.
     -----------------

     You consent and agree to the use of your name, voice and picture (including but not limited to use in still photographs, videotape and film formats, and both during and after your period of employment at Cerner) for advertising, promotional, public relations, and other business purposes (including its and their use in newspapers, brochures, magazines, journals and films or videotapes) by Cerner.

10.  CERNER PROPERTY.
     ---------------

     You understand that you may be assigned various items of Cerner property and equipment to help you carry out your Cerner responsibilities. When such property or equipment is issued, you will formally acknowledge receipt of it and will take all reasonable precautions and actions necessary to safeguard and maintain it in normal operating condition. You further agree to accept financial responsibility for damage or wear to the property and equipment you are issued beyond that associated with normal business use. You will notify Cerner immediately of any such damage or loss. If your employment with Cerner terminates, you will immediately return to Cerner all property and equipment which you have been issued or which otherwise belongs to Cerner.

11.  SYSTEMS AND PHYSICAL SECURITY.
     -----------------------------

     You understand the importance of both systems and physical security to the daily operations of Cerner and to the protection of business information. You will, therefore, comply with and assist in the vigorous enforcement of all policies, practices, and procedures which may be developed to ensure the integrity of Cerner systems and facilities. Further, you understand that willful violation of such policies, practices, and procedures may result in termination of your employment.

12.  PRIOR EMPLOYMENT OBLIGATIONS.
     ----------------------------

     You  represent  and  agree that you  will  not  disclose  to
     Cerner,  or  induce  Cerner  to  use,  any  proprietary   or
     confidential information belonging to any previous employer or to others.

13.  REMEDIES.
     --------

     By signing this Agreement, you agree that the promises you have made in it are of a special nature, and that any breach, violation or evasion by you of the terms of this Agreement will result in immediate and irreparable harm to Cerner. It will also cause damage to Cerner in amounts difficult to ascertain. Accordingly, Cerner shall be entitled to the remedies of injunction and specific performance, as well as to all other legal and equitable remedies which may be available to Cerner.

14.  INDEMNIFICATION.
     ---------------

     You agree to indemnify and hold Cerner harmless from and against any damages, liability, actions, suits or other claims arising out of your breach of this Agreement.

15.  MODIFICATION.
     ------------

     This Agreement may not be modified in any respect, except by a written agreement executed by you and Cerner. However, Cerner may from time to time publish and adopt supplementary policies with respect to the subject matter of this Agreement, and you agree that such supplementary policies shall be binding upon you.

16.  NOTICES.
     -------

     Any notice required or permitted to be given pursuant to the terms of the Agreement shall be sufficient if given in writing and if personally delivered by receipted hand delivery to you or to Cerner, or if deposited in the United States Mail, postage prepaid, first class or certified mail, to you at your residence address or to Cerner's Corporate headquarters address or to such other addresses as each party may give the other party notice in accordance with this Agreement.

17.  TERM OF THIS AGREEMENT.
     ----------------------

     This Agreement begins as noted above and will continue in perpetuity, even though your employment can be terminated by you or by Cerner as described elsewhere herein.

18.  GOVERNING LAW; JURISDICTION.
     ---------------------------

     This Agreement will be governed by, construed, interpreted, and its validity determined, under the laws of the State of Missouri. You and Cerner each hereby irrevocably and unconditionally submits to the nonexclusive jurisdiction of any Missouri state court or federal court of the United States of America sitting in Kansas City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement.

19.  SEVERABILITY.
     ------------

     If any provision of this Agreement is held to be unenforceable, then this Agreement will be deemed amended to the extent necessary to render the otherwise unenforceable provision, and the rest of this Agreement, valid and enforceable.

20.  ENTIRE AGREEMENT AND PRIOR AGREEMENTS.
     -------------------------------------

     You hereby acknowledge receipt of a signed counterpart of this Agreement and acknowledge that it is your entire agreement with Cerner concerning the subject matter. This
     Agreement cancels, terminates, and supersedes any of your previous oral or written understandings or agreements with Cerner or with any officer or representative of Cerner with respect to your employment with Cerner.

21.  SUCCESSORS.
     ----------

     This Agreement shall be binding upon Cerner's successors and
     assigns.   This  Agreement shall also be binding  upon  your
     heirs, spouse, assigns and legal representatives.

            ***********************************************

This Employment Agreement is executed this 13th day of August, 1999.



                                    /s/Earl H. Devanny, III
                                    --------------------------------
                                    E. H. Devanny, III



                                    Cerner Corporation

                                    /s/V. Holmes
                                    -------------------------------
                                    Cerner Human Resources

                                                      APPENDIX A

                       DEFINITION OF TERMS
                       -------------------


CERNER CORPORATION and CERNER mean Cerner Corporation, the Delaware corporation. The terms also cover all of Cerner Corporation's parent, subsidiary and affiliate corporations and business enterprises, both presently existing and subsequently created or acquired. Such affiliate corporation may be directly or indirectly controlled by Cerner or related to Cerner by equity ownership.

CLIENT means any actual or potential customer or licensee of Cerner.

CONFIDENTIAL INFORMATION means Cerner, Client and Vendor trade secrets. It also means other Cerner, Cerner Associate, Client, and Vendor information which is not generally known, and is proprietary to Cerner Corporation or to Cerner Associates, Clients, and Vendors. It includes, but is not limited to, research, design, development, installation, purchasing, accounting, marketing, selling, servicing, finance, business systems, business practices, documentation, methodology, procedures, manuals (both internal and user), program listings, source codes, working papers, Client and Vendor lists, marketing and sales materials not otherwise available to the general public, sales activity information, computer programs and software, compensation plans, your personal compensation, performance evaluations, patient information and other client-related data, and all other non-public information of Cerner and its Associates, Clients, and Vendors.

CONFLICTING ORGANIZATION means any person or organization engaged
(or   about   to   become  engaged)  in  research,   development,
installation, marketing, selling, or servicing with respect to a Conflicting Product.

CONFLICTING PRODUCT means any product, process or service which is the same as, similar to, or competes with any Cerner product, process or service upon which you worked during the last three years of your employment by Cerner, or about which you have acquired Confidential Information.

NEW PRODUCTS AND IDEAS means discoveries, computer programs, improvements, works of authorship, methods, ideas and products (whether or not they are described in writing, reduced to practice, patentable or copyrightable) which results from any work performed by you for Cerner, or involve the use of any
Cerner equipment, supplies, facilities or Confidential Information, or relate directly to the business of Cerner, or relate to Cerner's actual or demonstrably anticipated research or development.

VENDOR   means  any  actual  or  potential  licensor,   supplier,
contractor, agent, consultant or other purveyor of products or services to Cerner.

                                                      APPENDIX B


                        SUMMARY OF ATTACHMENTS
                        ----------------------

The following documents, if noted, are incorporated as attachments to this Employment Agreement.

                  Not
     Included     Included     Attachment      Description

        X                          I             Original Offer Letter
     --------     --------
     --------     --------        II             Offer Letter Amendments
        X                        III             Termination Statement
     --------     --------
     --------     --------        IV             Sales Associate Provisions
     --------     --------         V             Inventory of Prior Inventions


                                                    ATTACHMENT III
                                                    --------------


                         TERMINATION STATEMENT
                         ---------------------

I represent that I have complied with all the provisions of the Cerner Associate Employment Agreement entered into between Cerner
Corporation and me on the 13th day of August, 199919, in that:

         1. I have not improperly disclosed or otherwise misused any of the Confidential Information covered by such Agreement. I shall continue to comply with all the continuing terms of the Agreement, including but not limited to the non-disclosure and (for the required term) non-compete provisions, and also including but not limited to the reporting of any New Products and Ideas conceived or made by me as covered by the Agreement.

         2. I do not have in my possession, nor have I taken with me or failed to return, any records, plans, information, drawings, designs, documents, manuals, formulae, statistics, correspondence, client and vendor lists, specifications, blueprints, reproduc-tions, sketches, notes, reports, proposals, or other documents or materials, or copies of them, or any equipment, credit cards or other property belonging to Cerner or its Clients or Vendors. I have returned to Cerner (or will return within 10 calendar days) all material and information compiled or received by me during the term of such employment. I have returned (or will return within 10 calendar days) all Confidential Information, as specified by such Agreement, and all correspondence and other writings. I have returned (or will return within 10 calendar days) all keys and other means of access to Cerner's premises.

         3. I understand and agree that, with regard to all provisions of this Agreement relating to non-disclosure, non-solicitation, and confidentiality of information, such provisions shall not cease as of this termination but shall continue in full force and effect in perpetuity or as otherwise indicated within this Agreement. In compliance with the Agreement, I shall continue to preserve as confiden-tial all Confidential Information as defined in the Agreement.


                                  -------------------------------
                                  Associate

                                  -------------------------------
                                  Date

                                  -------------------------------
                                  Termination Date


                                  Cerner Corporation

                                  -------------------------------
                                  By

                                  -------------------------------
                                  Title

                                                     ATTACHMENT IV
                                                     -------------


           SALES ASSOCIATE AND CERNER CONSULTING PROVISIONS
           ------------------------------------------------

The  following  provisions are incorporated into  this  Employment
Agreement for all associates who are responsible for sales activities related to Cerner products and certain associates in the Cerner Consulting group.

Should my employment by Cerner Corporation terminate for any reason, I understand and agree that:

     1. Cerner reserves the right to offset any advances made to me against commissions or other amounts which I owe to Cerner, against available but unpaid salary, commissions payable, accrued vacation, expense reimbursement, or any other forms of compensation or reimbursement which may be owed to me. Any such offsets will be clearly documented by Cerner before they are processed. In addition, I agree that I will pay to Cerner the amount of any remaining balance owed to Cerner Corporation after the foregoing deductions, within 30 days of the end of my employment.

     2. Any commissions to which I might otherwise be entitled will be payable to me only if the associated contract for
         products   or   services  has  been  completed  and fully
         executed by both parties, and if all deposit monies related to such contract have been paid in full by the client and received by Cerner prior to my last date of employment, in accordance with the terms of my Cerner Performance Plan. Cerner will not unreasonably delay or withhold execution of such contracts for the purpose of avoiding a commission payment to me, if it would otherwise be due.

     3. Commissions, bonuses or other incentive-based compensation which may have accrued but are not payable as of my termination date because of the payment schedule defined for such compensation in the related Cerner Performance Plan will be paid to me according to the provisions of such Plan. Such payment will be subject to the offsets described in item 1 above and will apply only to items otherwise payable within one year following my termination date.

                                  /s/Earl H. Devanny III
                                  ---------------------------------
                                  Associate

                                  August 13, 1999
                                  ---------------------------------
                                  Date

                                  ---------------------------------
                                  Termination Date


                                  Cerner Corporation
                                  /s/V. Holmes
                                  ---------------------------------
                                  By
                                  Associate Relations
                                  ---------------------------------
                                  Title


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